Exhibit 10.26
[Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed; such omissions have been marked with “[***]”.]
SECOND AMENDMENT TO
RETAILER PROGRAM AGREEMENT
(Select Comfort)
THIS SECOND AMENDMENT TO RETAILER PROGRAM AGREEMENT (this “Amendment”) is effective as of November 4, 2015, and amends that certain Retailer Program Agreement, made as of January 1, 2014 (as amended, modified and supplemented from time to time, the “Agreement”), by and between Synchrony Bank (“Bank”) and Select Comfort Corporation (“Select Comfort”) and Select Comfort Retail Corporation (“SCRC” and collectively with Select Comfort, “Retailer”). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.
WHEREAS, Bank and Retailer desire to increase the Credit Review Point, update the Financial Covenants, and to address certain other issues set forth below, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:
I.AMENDMENTS TO THE AGREEMENT
1.1    Amendment to Definition of “Credit Review Point” in Section 5(b). The definition of “Credit Review Point” in Section 5(b) is hereby deleted and replaced with the following:
“Credit Review Point” means [***] or such other higher amount as Bank, in its discretion, may from time to time specify to Retailer in writing.”
1.2    Amendment to Section 6(h). Section 6(h) is hereby deleted in its entirety and replaced with the following:
[***]
1.3    Amendment to Appendix A. The reference to “Volume Discount” in Appendix A is replaced with a reference to “Discount Refund.”
1.4    Amendment to Appendix B. Appendix B is deleted in its entirety and replaced with the new Appendix B attached to this Amendment.
1.5    Amendment to Schedule 6(h). Schedule 6(h) is deleted in its entirety and replaced with the new Schedule 6(h) attached to this Amendment.

II.GENERAL
2.1    Authority for Amendment. Retailer represents and warrants to Bank that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and upon execution by all parties, will constitute a legal, binding obligation of Retailer.
2.2    Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.
2.3    Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
2.4    Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.
2.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws.
2.6    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective duly authorized officers to be effective as provided herein. The parties expressly consent and agree that this Amendment may be electronically signed. The parties agree that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

Select Comfort Corporation (“Select Comfort”) Select Comfort Retail Corporation (“SCRC”)	Synchrony (“Bank”)
Signature: /s/ Robert J. Poirier Printed Name: Robert J. Poirier Title: VP, Treasurer and Chief Accounting Officer Signature Date: Nov 3, 2015	Signature: /s/ Anthony S. Foster Printed Name: Anthony S. Foster Title: SVP Signature Date: Nov 4, 2015
INTERNAL APPROVALS AS TO FORM
Business: /s/ Robert J. Poirier Legal: /s/ Heather Somers Sourcing: /s/ Heather Somers N/R X Finance: /s/ Robert J. Poirier N/R IT: /s/ Heather Somers N/R X

APPENDIX B
FINANCIAL COVENANTS
I.    FINANCIAL COVENANTS
Rent Adjusted Net Leverage Ratio. Retailer shall, at all times, maintain a Rent Adjusted Net Leverage Ratio equal to or less than 4.75.
Debt Service Coverage Ratio. Retailer shall maintain, on a combined basis and as of the end of each fiscal quarter of Retailer, a Debt Service Coverage Ratio of not less than 3.0 to 1.0.
II.    REPORTING
In order to establish compliance with the Financial Covenant set forth above, Retailer will use commercially reasonable efforts to deliver to Bank (i) within forty-five (45) days after the end of each fiscal quarter of Retailer, a certificate, signed by the Chief Financial Officer of Retailer or Retailer’s chief accounting officer or such other officer of the Retailer as Retailer shall designate and in a form satisfactory to Bank, establishing Retailer’s compliance or non-compliance with the Financial Covenant for such fiscal quarter, and (ii) within ninety (90) days after the end of Retailer’s fourth fiscal quarter during each fiscal year, a certificate, signed by the Chief Financial Officer of Retailer or Retailer’s chief accounting officer or such other officer of the Retailer as Retailer shall designate and in a form satisfactory to Bank, establishing Retailer’s compliance or noncompliance with the Financial Covenant for such fiscal quarter. Unless otherwise specifically set forth to the contrary, all financial calculations contemplated herein shall be performed in accordance with GAAP.
III.    DEFINITIONS
“Debt Service Coverage Ratio” means, with respect to any entity and for any period, the ratio of (a) such entity’s EBITDA for the four (4) fiscal quarter period immediately preceding such date, to (b) the sum of (i) interest expense (whether or not paid), excluding intercompany transactions, during such period on all of such entity’s Funded Debt, plus (ii) scheduled payments of principal (whether or not paid) during such period on all of such entity’s Funded Debt (excluding any nonscheduled payments on such entity’s revolving loan facility, if any).
“Consolidated Rent Expense” means, for any period, the total rent expense with respect to real and personal property of the Borrower for such period, as determined on a consolidated basis and as reported in its financial statements.
“EBITDA” means, with respect to any entity and as of any date of determination, the Net Income (or net loss) of such entity, excluding any taxes associated therewith, plus the sum of such entity’s (a) interest expense, excluding intercompany transactions, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined with GAAP.
“EBITDAR” means, with respect to any entity and as of any date of determination, EBITDA plus such entity’s Consolidated Rent Expense.

“Funded Debt” means, with respect to any entity and for any period, the sum of (a) indebtedness under any working capital or similar credit facility with respect to which such entity is the borrower, plus (b) all other debt of such entity for borrowed money (whether by loan or the issuance and sale of debt securities or for the deferred purchase price of property), plus (c) obligations of such entity under capitalized leases (classified as such in accordance with GAAP), plus (d) such entity’s obligations in respect of banker’s acceptances or standby letters of credit, or similar instruments issued or accepted by banks and other financial institutions for the account of such entity.
“GAAP” means generally accepted accounting principles applicable in the United States, consistently applied; provided that, if any change to GAAP after the date hereof shall materially affect computations determining compliance with the financial ratios and covenants set forth herein or otherwise in the Agreement, if either Bank or Retailer shall so request, the Bank and Retailer shall negotiate in good faith to amend such ratios or covenants to preserve the original intent thereof in light of such change in GAAP; provided further that, until so amended, (a) such ratio or restriction shall continue to be computed in accordance with GAAP prior to such change therein and (b) Retailer shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratios or restrictions made before and after giving effect to such change.
“Rent Adjusted Net Leverage Ratio” means, as determined for the most recently completed four fiscal quarters of the Borrower, on a consolidated basis, the ratio of (a) the sum of (i) total funded indebtedness plus (ii) 8x rent, minus (iii) the aggregate amount of domestic unrestricted cash and cash equivalents of the Borrower that are in excess of $40,000,000; to (b) EBITDAR

SCHEDULE 6(h)
to
Retailer Program Agreement
(Select Comfort)
Discount Refund
1.    [***]

2.    [***]

3.    [***]